SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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☐ Soliciting Material Under Rule 14a-12

North European Oil Royalty Trust (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NORTH EUROPEAN OIL ROYALTY TRUST

Suite 19A, 43 West Front Street

Red Bank, New Jersey 07701

________________

NOTICE OF ANNUAL MEETING OF UNIT OWNERS

February 12, 2007

To the Unit Owners of
NORTH EUROPEAN OIL ROYALTY TRUST:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Unit Owners of NORTH EUROPEAN OIL ROYALTY TRUST (the "Trust"), pursuant to Article 14 of its Agreement of Trust will be held on Monday, February 12, 2007, at 1:30 P.M., in Rooms 3 and 4, Ninth Floor, at The University Club, 1 West 54th Street, New York, New York 10019 (corner of Fifth Avenue; entrance on 54th Street) for the following purposes:

(1)	To elect five persons as Trustees to serve until the next annual meeting of unit owners or until their respective successors are duly elected and qualified.

(2)	To transact such other business as may properly come before the meeting.

The transfer books of the Trust will not be closed. Only unit owners of record as of the close of business on December 29, 2006 will be entitled to notice of and to vote at the annual meeting.

BY ORDER OF THE TRUSTEES:

ROBERT P. ADELMAN
Managing Trustee

January 10, 2007
________________

If you plan to attend the meeting, please note that The University Club has a dress code. Gentlemen are required to wear a jacket and tie, and ladies are required to wear business attire. The University Club does not make exceptions.

If you do not expect to be present in person, you are urged to sign and return the enclosed proxy in the enclosed postage-paid envelope as soon as possible.

NORTH EUROPEAN OIL ROYALTY TRUST

Suite 19A, 43 West Front Street
Red Bank, New Jersey 07701
(732) 741-4008
________________

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Trustees of NORTH EUROPEAN OIL ROYALTY TRUST (the "Trust") to be used at the Annual Meeting of Unit Owners to be held on Monday, February 12, 2007 and any adjournment or adjournments thereof for the purposes set forth in the accompanying notice of annual meeting. Only unit owners of record at the close of business on December 29, 2006 will be entitled to vote at such meeting. Proxies properly executed and received in time to be presented at the meeting will be voted as specified in such proxies. If no instructions are specified in such proxies, units of beneficial interest in the Trust ("units") will be voted for the election of the Trustees. The Trustees do not know of any matters, other than as described in the Notice of Annual Meeting of Unit Owners, which are to come before the annual meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

Any proxy may be revoked at any time prior to its being exercised by filing with the Managing Trustee, at the address of the Trust above, written notice of such revocation or a duly executed proxy bearing a later date, or by attending and voting in person at the annual meeting. Owners of units registered in the name of a nominee (e.g. units held by brokers in "street name") who wish to vote in person at the annual meeting should contact the nominee to obtain appropriate authority to vote such units at the annual meeting. Attendance at the annual meeting will not in and of itself constitute revocation of a proxy. This proxy statement and the proxy included herewith are being mailed to unit owners on or about January 10, 2007.

The Trust was formed on September 10, 1975, pursuant to a vote of the shareholders of North European Oil Company, a predecessor corporate entity. There were 9,190,590 units of the Trust outstanding on December 29, 2006. This number of units represents all authorized units. Each unit owner is entitled to one vote for each unit he or she holds or represents. Any number of units represented in person or by proxy will constitute a quorum for all purposes at the annual meeting.

The affirmative vote of a majority of units represented in person or by proxy at the annual meeting is required to elect any person a Trustee of the Trust. With regard to the election of Trustees, votes may be cast in favor or withheld with respect to all nominees; votes that are withheld will be counted as present for purposes of the election of Trustees and, thus, will have the same effect as a vote "against" such election. In the event of a broker non-vote with respect to any issue coming before the annual meeting arising from the absence of authorization by the beneficial owner to vote as to that issue, such non-voting units will not be deemed present and entitled to vote as to that issue for purposes of determining the total number of units of which a majority is required for adoption.

The Trustees do not expect that the cost of soliciting proxies will exceed the amount normally expended for a proxy solicitation for an election of directors or trustees and all such costs will be borne by the Trust. In addition to the use of the mail, some proxies may be solicited personally by the Trustees without additional compensation. The Trustees may reimburse persons holding units in their names or in the names of their nominees for their expenses in sending the soliciting materials to their principals.

ELECTION OF TRUSTEES

The persons named in the accompanying proxy intend to vote for the election of the five individuals named on the following page to serve until the next annual meeting of unit owners, or until their successors have been duly elected and qualified. All of the nominees are presently serving as Trustees. The Trustees are informed that all nominees are willing to serve, but if any such person shall decline or shall become unable to serve as a Trustee for any reason, votes will be cast instead for a substitute nominee, if any, designated by the present Trustees, or, if none is so designated prior to election, said votes will be cast according to the judgment of the person or persons voting the proxy.

During the fiscal year ended October 31, 2006, the Trustees met six times. The Trustees have designated a standing Audit Committee of the Trustees of North European Oil Royalty Trust (the “Audit Committee”) and a standing Compensation Committee of the Trustees of North European Oil Royalty Trust (the “Compensation Committee”). The Trust does not have a nominating or governance committee. Samuel M. Eisenstat serves as the Chairman of both committees and Robert P. Adelman, Willard B. Taylor and Rosalie J. Wolf serve as members of both committees. Lawrence A. Kobrin is a member of the Compensation Committee. During fiscal 2006 the Audit Committee and the Compensation Committee met formally six times and one time, respectively, and each had additional informal meetings and communications.

As more fully discussed in the following pages, the function of the Audit Committee is to review the internal financial management and control procedures of the Trust, to appoint and remove independent auditors for the Trust, and to consult with the auditors. The function of the Compensation Committee is to determine the separate compensation of the Managing Trustee, to determine the compensation of the Managing Director and to determine any separate compensation for additional services as they deem necessary. All of the Trustees attended all of the meetings of the Trustees and the meetings of the Audit Committee and the Compensation Committee (if a member thereof) during the fiscal year ended October 31, 2006. It is the expectation of the Trustees that all of the Trustees attend each Annual Meeting of Unit Owners in person. All of the Trustees attended last year’s Annual Meeting.

The following table sets forth certain information, including ownership of Trust units as of December 1, 2006, about the nominees for election as Trustees, the Managing Director and the former Managing Trustee:

			Trustee or	Units
			Director of	Beneficially	Percent
		Principal Occupation or	Predecessor	Owned as of	of
		Employment	Or Officer,	December 1,	Units
	Age	for Past Five Years	Since	2006	(1)

Nominees for Election as Trustees

Robert P. Adelman	76	Director, Trustee of various	1987	7,000	(2)
		profit and non-profit
		companies

Samuel M. Eisenstat	66	Attorney; CEO, Abjac	1996	5,000	(2)
		Energy Corp.; Director or
		Trustee of a number of open
		and closed end funds
		managed by AIG
		SunAmerica Asset
		Management Corp.

Lawrence A. Kobrin	73	Partner, Cahill Gordon &	2006(3)	600(4)	(2)
		Reindel LLP

Willard B. Taylor	66	Partner, Sullivan &	1974(5)	6,619	(2)
		Cromwell, LLP

Rosalie J. Wolf	65	Managing Member, Botanica	2001	2,000	(2)
		Capital Partners LLC;
		formerly Senior Advisor and
		Managing Director,
		Offit Hall Capital
		Management LLC
		(and predecessor entity);
		formerly Chief Investment
		Officer of The Rockefeller
		Foundation

Managing Director

John R. Van Kirk	54	Managing Director (6)	1990	7,551	(2)

Former Managing
Trustee

John H. Van Kirk	82	Managing Trustee (7)	1954	78,000(8)	0.85%

All Trustees, the Managing Director and the
Former Managing Trustee, as a group				106,770	1.16%

____________________

(1)
Percentage computations are based upon all outstanding units. Percentage computations for each Trustee and the Managing Director include units deemed to be owned indirectly even when beneficial ownership has been disclaimed as set forth in notes (4) and (8).

(2)	Less than 0.1%.

(3)	As of January 1, 2007, Lawrence A. Kobrin is Senior Counsel at Cahill Gordon & Reindel LLP which serves as counsel to the Trust.

(4)	Including 300 units owned by Lawrence A. Kobrin’s wife, in which units he disclaims beneficial interest.

(5)	Mr. Taylor also served as a director of North European Oil Company from 1970 to 1972.

(6)
John R. Van Kirk, the Managing Director of the Trust, provides office space and office services to the Trust at cost. During fiscal 2006, the Trust reimbursed him a total of $19,151.75 for such office space and office services.

(7)	John H. Van Kirk retired as Managing Trustee and chief executive officer effective October 31, 2006. John H. Van Kirk is the father of John R. Van Kirk.

(8)	Including 13,800 units owned by John H. Van Kirk's wife, in which units he disclaims beneficial interest.

No person known to the Trust owns beneficially more than 5% of the Trust’s units.

____________________

Section 16(a) Beneficial Ownership Reporting Compliance

In accordance with the Securities Exchange Act of 1934 and rules adopted by the Securities and Exchange Commission (the "SEC"), the Trustees, the Managing Director and persons owning more than 10% of the Trust's units (the "Reporting Persons") are required to file reports of ownership of, and changes in ownership of, Trust units with the SEC, the New York Stock Exchange and the Trust.

Based solely on a review of such forms furnished to it and written representations from certain Reporting Persons the Trust believes that during the fiscal year ended October 31, 2006, all filing requirements applicable to the Reporting Persons have been complied with.

Report of the Compensation Committee of the Trustees of North European Oil Royalty Trust

Under the provisions of the Trust Agreement approved by the Delaware Court of Chancery and the shareholders of the Trust's predecessor at the formation of the Trust, each Trustee receives a yearly fee equal to 0.2% of the gross royalties and interest received during the year by the Trust. The Managing Trustee receives additional compensation which is set by the Compensation Committee. The Compensation Committee also fixes the annual compensation of the Managing Director. Until the end of fiscal 2006, when John H. Van Kirk retired as Managing Trustee, the Managing Trustee also served as the chief executive officer of the Trust. Effective November 1, 2006, the Managing Trustee is no longer an executive of the Trust.

In setting the compensation amounts of the Managing Trustee (prior to fiscal 2007) and the Managing Director, the Compensation Committee takes into account the amount of time these two executives are expected to devote to the Trust's affairs. The Compensation Committee also takes into consideration the allocation of administrative and management responsibilities between the Managing Trustee and the Managing Director. The Managing Director handles day-to-day matters of the Trust. For calendar 2007, the Managing Director will receive a bonus of $5,000 payable in January and an increase of $5,000 in his annual compensation.

The Trust's financial results are determined primarily by factors not within the control of its executives or the Trustees, including energy prices in Europe, currency exchange rates, energy supply contracts and the operating companies' production and sales levels. The Compensation Committee continues to believe that the time required and the level of skill with which the Managing Director handles the administrative and financial affairs of the Trust, rather than the Trust's financial results, are the significant factors in determining his compensation.

Samuel M. Eisenstat, Chairman
Robert P. Adelman
Lawrence A. Kobrin
Willard B. Taylor
Rosalie J. Wolf

MANAGEMENT COMPENSATION

Trustee and Officer Compensation

Set forth below is a table summarizing the compensation paid to the Managing Trustee and the Managing Director during the indicated fiscal years of the Trust.

SUMMARY COMPENSATION TABLE

Name and
Principal Positions	Year	Compensation

John H. Van Kirk	2006	$ 92,208
Managing Trustee (1)	2005	$ 66,165
	2004	$ 68,265

John R. Van Kirk	2006	$105,000
Managing Director	2005	$103,000
	2004	$ 99,167

(1) John H. Van Kirk retired as Managing Trustee and chief executive officer effective October 31, 2006. The compensation amounts indicated for John H. Van Kirk include both the amounts paid to him in accordance with the Trust Agreement as a Trustee and the separately fixed compensation paid to him as Managing Trustee and chief executive officer.

During fiscal 2006, each Trustee was paid a fee of $56,207.74 pursuant to a formula contained in the Trust Agreement. Robert P. Adelman received additional compensation at an annual rate of $10,000 for serving as Audit Committee Chairman. In addition, the Trustees are reimbursed for reasonable out-of-pocket expenses incurred in connection with travel and accommodations for meetings of the Trustees. For fiscal 2006, total out-of-pocket expenses for all the Trustees were $3,343.05. The Trustees do not receive, either directly or indirectly, securities or property, retirement or insurance benefits or personal benefits or other similar forms of compensation.

Compensation Committee Interlocks and Insider Participation

None.

Comparison of Five Year Returns

The graph set forth below compares, for the last five years, the cumulative return on Trust Units, the securities in a peer group index, and the S&P 500 Composite Index. Because no published peer group index exists, the Trustees have developed a peer group consisting of the following three domestic oil royalty trusts: Mesa Royalty Trust, Sabine Royalty Trust and San Juan Basin Royalty Trust (the "Royalty Peer Group"). The composition of the Royalty Peer Group has been the same since the Trust's proxy statement for its 1993 Annual Meeting of Unit Owners.

The reserves and sales attributed to the royalty trusts comprising the Royalty Peer Group are located in the United States, while the reserves and sales attributed to North European Oil Royalty Trust are located in Germany. There are fundamental differences between the energy markets in the United States and Germany that affect commodity pricing and as a result severely restrict the usefulness of any comparison of their cumulative returns. The Trust has been unable to locate any royalty trusts publicly traded in the U.S. with reserves and sales in Europe. In determining the cumulative return on investment, it has been assumed that on October 31, 2001, an equal dollar amount was invested in the Trust Units, in the securities of the trusts of the Royalty Peer Group, and in the S&P 500 Composite Index. The comparisons assume in all cases the reinvestment of all dividends or distributions on the respective payment dates. The cumulative returns shown for the Trust and the Royalty Peer Group do not reflect any differences between the tax treatment of Trust distributions, due to permitted cost depletion, and dividends on securities in the S&P 500 Composite Index.

AUDIT COMMITTEE

All of the Trustees, with the exception of Lawrence A. Kobrin, constitute the Audit Committee of the Trustees of North European Oil Royalty Trust. The Audit Committee meets the definition of an audit committee set forth in Section 3(a)(58)(A) of the Exchange Act. All of the members of the Audit Committee are “independent” as that term is defined in the rules of the Securities & Exchange Commission and the applicable listing standards of New York Stock Exchange. The Trustees have determined that both Robert P. Adelman and Rosalie J. Wolf are financial experts, as the term is defined in the Commission rules. The Audit Committee is chaired by Samuel M. Eisenstat. The Trustees of North European Oil Royalty Trust have adopted a written Charter outlining the duties and responsibilities of the Audit Committee. Mr. Eisenstat serves on the audit committees of several funds managed by AIG Sun America Asset Management Corp. The Trustees have determined that such service by Mr. Eisenstat does not impair his ability to effectively serve on the Trust’s Audit Committee.

Pursuant to the Audit Committee Charter and the requirements of the Securities and Exchange Commission, the Audit Committee has provided the following report for inclusion in this proxy statement:

Report of the Audit Committee of the Trustees of North European Oil Royalty Trust

The undersigned constitute the members of the Audit Committee. In connection with the proxy statement in which this report appears and the distribution to unit owners of the financial reports for the Trust’s fiscal year ended October 31, 2006, the Audit Committee reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements for the Trust for the fiscal year ended October 31, 2006 with the Managing Director of the Trust, constituting its ongoing management.

2. The Audit Committee has discussed with representatives of Weiser LLP (“Weiser”), the independent auditors of the Trust, the matters which are required to be discussed with them under the provisions of SAS 61. The Statement of Accounting Standards requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit.

3. The Audit Committee has received the written disclosures and the letter from Weiser, the independent auditors, required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with Weiser their independence.

4. Based on the review and discussions described in this report, the Audit Committee recommended to the Trustees that the audited financial statements be included in the Trust’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006 for filing with the Securities and Exchange Commission.

Samuel M. Eisenstat, Chairman
Robert P. Adelman
Willard B. Taylor
Rosalie J. Wolf

AUDITOR MATTERS

A representative of Weiser is expected to attend the annual meeting and to be available to respond to appropriate questions from unit owners. The representative from Weiser will also have the opportunity to make a statement at the meeting if he/she chooses to do so.

Resignation and Appointment of Independent Auditors

Effective July 18, 2006 the Audit Committee approved the appointment of Weiser as the Trust’s new independent registered public accounting firm replacing Ernst & Young LLP (“E&Y”). This action was taken primarily to reduce the Trust’s audit and audit-related expenses.

With respect to the audits of the Trust’s financial statements for the fiscal years ended October 31, 2005 and 2004 and the subsequent interim periods through April 30, 2006 and through the date of replacement, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreements in connection with its report. Further, the audit reports of E&Y on the financial statements of the Trust for the years ended October 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or, except as noted in the following sentence, as to accounting principles. E&Y noted in its opinion that the Trust’s financial statements have been prepared on the modified cash basis of accounting, which is a comprehensive basis of accounting other than U.S. generally accepted accounting principles. In the opinion of the Trustees and the Trust’s management the use of the cash basis provides a more meaningful presentation to unit owners of the results of operations of the Trust.

During the Trust’s fiscal years ended October 31, 2005 and 2004 and the subsequent interim period through the date of engagement, neither the Trust nor anyone acting on its behalf consulted with Weiser regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Trust’s financial statements or (2) any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

Weiser assumed audit responsibilities for the Trust on July 18, 2006 and has conducted a review of the financial statements for the Trust’s four quarters of fiscal 2006 and has performed an audit of the Trust’s 2006 fiscal year financial statements.

Fees Billed by Independent Auditors

Audit Fees

For the fiscal year ended October 31, 2005, the Trust agreed to pay $47,800 as the aggregate amount for audit services to E&Y. For the fiscal year ended October 31, 2006, E&Y proposed a significantly higher audit fee of $75,000-$80,000. Following subsequent discussions, E&Y agreed to bill the trust at the prior year’s rate pending the retention of a new auditor. At the time of the replacement of E&Y prior to the third quarter review, the Trust had already paid $23,900 to E&Y. With respect to fiscal 2006, the Trust agreed to pay Weiser $49,000 for the review of the first three fiscal quarters, the year-end audit and the attestation to the sufficiency of the Trust’s internal control over financial reporting to be performed by Weiser.

Audit-Related Fees and Tax Fees

No fees were billed during the fiscal years ending October 31, 2005 and 2006 for services rendered by the Trust’s independent accountants for audit-related fees or tax fees.

All Other Fees

At the Trust’s direction and as part of its monitoring process, the German affiliate of E&Y, Ernst & Young AG, reviewed the basis for royalty payments and allowable cost deductions for Mobil Erdgas Erdol GmbH and BEB Erdgas und Urdol GmbH in Germany for the period 2003-04 and has been paid $8,041.72 by the Trust in fiscal 2006.

Pre-Approval Policies

It is the policy of the Audit Committee that all audit and non-audit services provided to the Trust must be pre-approved by the Audit Committee. All of the audit and non-audit services described above were pre-approved by the Audit Committee.

GOVERNANCE AND NOMINATIONS

With the exception of the Lawrence A. Kobrin, none of the Trustees have a financial relationship with the Trust other than as Trustees under the terms of the Trust Agreement. Until December 31, 2006, Mr. Kobrin was a partner of the law firm of Cahill Gordon & Reindel LLP in New York, New York, a position he has held since 1984. Cahill Gordon & Reindel LLP has provided legal services to the Trust since that time. Mr. Kobrin is currently senior counsel to Cahill Gordon & Reindel LLP. The Trustees have determined that all the current Trustees are considered independent according to the rules of the New York Stock Exchange. Prior to his retirement as Managing Trustee effective October 31, 2006, John H. Van Kirk was not considered independent. The independent Trustees of North European Oil Royalty Trust met in executive session twice during fiscal 2006 and had additional communications.

The Trustees have created a Code of Conduct and Business Ethics. All the Trustees and the Managing Director have signed the Code of Conduct and Business Ethics. The Code of Conduct and Business Ethics, the Trustees’ Regulations and the Trust’s Audit Committee Charter are available on the Trust’s website, www.neort.com. A copy of any of these documents will be furnished without charge to any unit owner who sends a written request to John R. Van Kirk, P.O. Box 456, Red Bank, NJ 07701.

The Trustees have not created and do not intend to create a separate Nominating Committee. The ongoing supervision of the Trust requires continuity of experience and familiarity with its unique structure. The Trust is precluded from business activities and would not benefit from the rotation of its member Trustees. Rotation of the Trustees would, in the opinion of the Trustees, substantially increase costs and be counter to the best interests of the unit owners. Accordingly, absent the retirement, resignation, incapacity or death of any Trustee, the Trustees have customarily been re-nominated every year.

At such time as a vacancy occurs in the Trustees by reason of retirement, resignation or death of any Trustee, all of the remaining Trustees serve the function of a nominating committee and do so pursuant to the provisions of the Trust Agreement and the orders of the Delaware Court of Chancery.

Any unit owner may at any time communicate in writing with either the Managing Trustee, or the senior Trustee then serving, to make a nomination and such nominee will be considered by the Trustees without differentiation as to the source of the suggestion. In the event of a vacancy among the Trustees, nominees would be sought who had the background, experience and competence in those areas where the former

Trustee was proficient. They would include business experience in the extractive industries, experience with royalty trust management and general business and accounting experience.

The Trustees have not created and do not intend to create a Governance Committee. It is the opinion of the Trustees that, since the Trust Agreement and orders of the Delaware Court of Chancery provide the framework for governance of the Trust, no such Committee is necessary. A copy of the Trust Agreement, as amended, is on file with the Securities and Exchange Commission.

OTHER MATTERS

The Trustees are not aware of any other matter to be presented for action at the annual meeting. If any other matter is brought before the meeting, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to the terms of the proxy.

Communications

Any unit owner may communicate with an individual Trustee, or the Trustees as a group, or with the Audit Committee Chairman in writing. All such communications will be treated in confidence and an appropriate response or action will be taken. Communications to an individual Trustee or the Trustees as a group may be sent to the office of the Trust at P.O. Box 456, Red Bank, NJ 07701 and will be forwarded to them. Communications to the Audit Committee Chairman may also be sent by mail to the office of the Trust, marked “confidential.” The Managing Director and Audit Committee Chairman can also be reached directly through the Trust’s website, www.neort.com.

Form 10-K

The Trust will have filed with the SEC prior to the Annual Meeting of Unit Owners an Annual Report on Form 10-K. A copy of the report for the period ended October 31, 2006, including the financial statements, will be furnished without charge to any unit owner who sends a written request to John R. Van Kirk, Managing Director, P.O. Box 456, Red Bank, New Jersey 07701. A copy of the report is also accessible through the Trust’s website, www.neort.com.

Unit Owner Proposals for the 2008 Annual Meeting

The 2008 Annual Meeting of Unit Owners is tentatively scheduled to be held on February 13, 2008. Any proposals of the unit owners intended to be presented at the 2008 annual meeting must be received by the Trust by September 12, 2007 for inclusion in the Trust's proxy statement and form of proxy relating to that meeting. Any proposals of the unit owners intended to be presented at the 2008 annual meeting that are not to be included in the Trust’s proxy statement and form or proxy relating to that meeting must be received by the Trust by November 26, 2007. Such proposals should be sent to John R. Van Kirk, Managing Director, P.O. Box 456, Red Bank, New Jersey 07701. If the date of the 2008 annual meeting is changed by more than 30 days from February 13, 2008, unit owners will be advised of such change and of the new dates for submission of proposals.

Unit owners are urged to sign and return their proxies without delay.

BY ORDER OF THE TRUSTEES:

ROBERT P. ADELMAN
Managing Trustee

January 10, 2007

☒PLEASE MARK VOTES AS IN EXAMPLE
REVOCABLE PROXY
NORTH EUROPEAN OIL ROYALTY TRUST
ANNUAL MEETING OF UNIT OWNERS — FEBRUARY 12, 2007
This Proxy is solicited on behalf of the Trustees. The undersigned hereby appoints Robert P. Adelman, Samuel M. Eisenstat and Lawrence A. Kobrin, and any of them, proxies, with several power of substitution, to vote all units of the undersigned as instructed below and in their discretion upon other matters, including matters incident to the conduct of the meeting, which may come before the Annual Meeting of Unit Owners of North European Oil Royalty Trust to be held on February 12, 2007 or any adjournment thereof, hereby revoking any prior proxy. The undersigned has received the notice of meeting and proxy statement dated January 10, 2007.

The Trustees recommend a vote “FOR” Proposal 1.

			With-	For All
		For	hold	except
1.	Election of Trustees	☐	☐	☐

Nominees: Robert P. Adelman, Samuel M. Eisenstat Lawrence A. Kobrin, Willard B. Taylor, Rosalie J. Wolf.

INSTRUCTION: To withhold your vote for any nominee(s), mark “For All Except” and write that nominee’s name on the line below.

Please be sure to sign and date	Date
this Proxy in the box below

Unit Owner sign above	Co-owner (if any) sign above

^Detach above card, sign, date and mail in postage paid envelope provided.^
NORTH EUROPEAN OIL ROYALTY TRUST

This proxy must be signed as name appears hereon. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.